UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 3, 2005

Matrix Service Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15461	73-1352174
(Commission File Number)	(IRS Employer Identification No.)

10701 E. Ute Street Tulsa, Oklahoma	74116
(Address of Principal Executive Offices)	(Zip Code)

918-838-8822

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 3, 2005, Matrix Service Company (the “Company”) completed a direct private placement offering of 2,307,692 shares of its Common Stock, par value $0.01 (the “Shares”).

The Shares were sold under a Securities Purchase Agreement dated as of October 3, 2005 (the “Securities Purchase Agreement”) among the Company and certain buyers (the “Buyers”) at a purchase price of $6.50 per share. The purchase price for the common stock was payable in cash. The Securities Purchase Agreement includes representations and warranties and covenants which are customary for transactions of this type. Pursuant to the Securities Purchase Agreement, the Company has agreed to indemnify the Buyers and their affiliates against certain liabilities.

Other than in respect of this transaction, there are no material relationships between the Company and the Buyers or their affiliates, except that prior to this transaction and as of September 1, 2005, two of the Buyers owned approximately 12.4% and 9.9% respectively of the outstanding shares of the Company’s Common Stock.

A copy of the Securities Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference as though fully set forth herein. The foregoing summary description of the Securities Purchase Agreement and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the Securities Purchase Agreement.

A copy of the press release announcing the completion of the private placement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Registration Rights Agreement

In connection with the private placement of the Common Stock, on October 3, 2005, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Buyers. The Registration Rights Agreement requires the Company to: (i) file an initial registration statement with respect to the Shares within 60 days after the closing date and to cause the registration statement to be declared effective by the Securities and Exchange Commission (the “Commission”) no later than the earlier of (A) 120 days after the closing, and (B) five trading days after the Company is notified by the Commission that the registration statement will not be reviewed or is no longer subject to further review and comments, and (ii) to use its best efforts to keep the registration statement effective for a period of five years or such earlier date as the Shares have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as promulgated by the Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Rights Agreement also requires the Company to file an additional registration statement in the event that any of the securities required by the Registration Rights Agreement to be registered are not included in the initial registration statement. If the Company fails to satisfy its obligations under the Registration Rights Agreement, the Company will owe each of the Buyers or their qualifying transferees (the “Holders”) as partial liquidated damages an amount equal to 1.0% of the aggregate amount paid by such Holder for Shares pursuant to the Securities Purchase Agreement, and thereafter on each monthly anniversary of each such event (if the applicable failure shall not have been cured by such date) until the applicable failure is cured, the Company shall pay to each Holder an amount in cash equal to an additional 1.0% of the aggregate amount paid by such Holder for the Shares.

The Registration Rights Agreement also grants (i) the Holder of the largest number of the Shares certain “demand” registration rights after the end of the five-year registration period described above, and (ii) all of the Holders “piggyback” registration rights under certain circumstances in the event that the Company proposes to register equity securities under the Securities Act.

Other than in respect of this transaction and except as set forth under “Securities Purchase Agreement” above, there are no material relationships between the Company and the Buyers or their affiliates.

A copy of the Registration Rights Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated by reference as though fully set forth herein. The foregoing summary description of the Registration Rights Agreement and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the Registration Rights Agreement.

Amendment No. Two to Rights Agreement

Effective as of November 2, 1999, the Company entered into a Rights Agreement with UMB Bank, N.A., the Company’s transfer agent (the “Rights Agent”), which was subsequently amended by Amendment No. One to Rights Agreement dated April 21, 2005 (as amended, the “Rights Agreement”). In connection with the private placement described above, effective as of October 3, 2005, the Company entered into Amendment No. Two to the Rights Agreement with the Rights Agent (the “Rights Amendment”). In general, the Rights Amendment renders the provisions of the Rights Agreement inapplicable to the private placement by exempting (i) one of the Buyers from the definition of “Acquiring Person” until such time as such Buyer increases its beneficial ownership of shares of the Company’s Common Stock to an amount in excess of 25% or more of the then-outstanding shares of Common Stock, and (ii) the other Buyers from the definition of “Acquiring Person” as a result of the purchase of the Shares pursuant to the Securities Purchase Agreement.

A copy of the Rights Amendment is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated by reference as though fully set forth herein. The foregoing description of the Rights Amendment is qualified in its entirety by reference to the full text of the Rights Amendment.

Side Letter

In connection with the private placement described above, effective as of October 3, 2005, the Company entered into a side letter agreement with one of the Buyers (the “Side Letter”). In general, pursuant to the Side Letter, such Buyer agreed that until the earlier of October 3, 2007 and such time as Michael J. Hall no longer serves as either the Chief Executive Officer of the Company or as an active regular member of the Company’s board of directors, the Buyer would not, among other things, (i) purchase or otherwise acquire beneficial ownership that would result in such Buyer becoming an “Acquiring Person,” as defined in the Rights Amendment, or (ii) take, or cause others to take, certain actions designed to influence the management or control of the Company.

A copy of the Side Letter is attached to this Current Report on Form 8-K as Exhibit 10.4 and is incorporated by reference as though fully set forth herein. The foregoing description of the Side Letter is qualified in its entirety by reference to the full text of the Side Letter.

Item 3.02 Unregistered Sales of Equity Securities.

On October 3, 2005, the Company completed a direct private placement offering of 2,307,692 shares of its Common Stock, par value $0.01, at a purchase price of $6.50 per share.

The Company utilized no brokers or underwriters in the private placement, and consequently no brokerage commissions, transaction fees or similar payments relating to the private placement were paid.

The securities were offered pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D. There were a total of 11 Buyers in the private placement, all of whom were accredited investors. A legend was placed on each certificate evidencing the Shares indicating that the Shares have not been registered and are restricted from resale.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement

10.2	Registration Rights Agreement

10.3	Amendment No. Two to Rights Agreement

10.4	Side Letter

99.1	Press Release, dated October 4, 2005, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: October 4, 2005	By:	/s/ George L. Austin
George L. Austin
Chief Financial Officer and
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement

10.2	Registration Rights Agreement

10.3	Amendment No. Two to Rights Agreement

10.4	Side Letter

99.1	Press Release, dated October 4, 2005, issued by the Company